Exhibit 10.1

HILTON ESCROW ISSUER LLC

HILTON ESCROW ISSUER CORP.

4.250% SENIOR NOTES DUE 2024

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of August 18, 2016, among Wilmington Trust, National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), Wilmington Trust, National Association, as trustee under the Indenture (as defined herein) (in such capacity, the “Trustee”), Hilton Escrow Issuer LLC, a Delaware limited liability company (the “Issuer”), and Hilton Escrow Issuer Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a wholly-owned subsidiary of the Company (as defined below).

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement (the “Purchase Agreement”) dated as of August 8, 2016 (the “Issue Date”), among the Issuers, Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”), as representative of the initial purchasers named in Annex A thereto (collectively, the “Initial Purchasers”), and in connection with the Indenture (the “Indenture”) dated as of the date hereof among the Issuers and the Trustee, relating to the Notes (as defined below) (for the avoidance of doubt, Wilmington Trust, National Association, whether in its capacity as Escrow Agent or Trustee, is not a party to the Purchase Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, pursuant to the terms of the Indenture and the Purchase Agreement, the Issuers are selling $1,000,000,000 aggregate principal amount of the Issuers’ 4.250% Senior Notes due 2024 (the “Notes”), and, pursuant to the terms of the Indenture, the payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed pursuant to the Guarantees of the Guarantors (as such terms are defined in the Indenture) following the Release (as defined below);

WHEREAS, concurrently with the closing of the sale of the Notes, the Initial Purchasers, on behalf of the Issuers, will deposit with the Escrow Agent, as hereinafter provided, the gross proceeds thereof (which, for the avoidance of doubt, shall equal $1,000,000,000), which, together with the Additional Amount (as defined below) deposited directly by or on behalf of the Issuers (in both cases, in the form of immediately available funds), shall be sufficient to pay the Special Mandatory Redemption Price (as defined below), assuming redemption of the Notes occurs on the Initial Escrow Redemption Date (as defined below);

WHEREAS, such funds will be used (a) upon satisfaction of the escrow conditions set forth in Section 3, by the Issuers for the purposes set forth in Section 3(a) (including the payment of the Deferred Discount (as defined in the Purchase Agreement) to the Initial Purchasers), or (b)(i) to pay the aggregate Special Mandatory Redemption Price for all Notes, and (ii) to pay expenses incurred by the Initial Purchasers in connection with the purchase and sale of the Notes that are payable by the Issuers pursuant to the terms of the Purchase Agreement (for the avoidance of doubt Wilmington Trust, National Association, whether in its capacity as Escrow Agent or Trustee, is not a party to the Purchase Agreement) and expenses incurred by the Escrow Agent hereunder;

WHEREAS, as security for their obligations under the Notes and the Indenture, the Issuers hereby grant to the Trustee, for the sole and exclusive benefit of the Trustee and the Holders of the Notes, a first priority security interest in and lien on the Escrow Account (as defined herein) and the Collateral (as defined herein); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. All terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Acceleration Notice” has the meaning set forth in Section 3(e).

“Additional Amount” means an amount of cash equal to $3,895,833.33, which amount, together with the gross proceeds of the sale of the Notes, equals the Initial Required Escrow Amount.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or a place of payment.

“Collateral” has the meaning set forth in Section 6(a).

“Credit Agreement” means that certain Credit Agreement, dated as of October 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time), by and among Hilton Worldwide Finance LLC, a Delaware limited liability company, the Company, Deutsche Bank AG New York Branch, as administrative agent, and the lenders and other parties thereto.

“Default Amount” has the meaning set forth in Section 3(e).

“Eligible Investment” means cash items, U.S. Government Securities and investments in money market funds that comply with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

“Escrow Account” has the meaning set forth in Section 2(b)(i).

“Escrow Conditions” has the meaning set forth in Section 3(a).

“Escrow Funds” has the meaning set forth in Section 2(b)(i).

“Escrow Redemption Notice” has the meaning set forth in Section 3(b).

“Escrowed Property” has the meaning set forth in Section 2(b)(iii).

“Extended Escrow Redemption Date” means, if the Outside Date is extended pursuant to Section 2(b)(ii), the third Business Day immediately following the then applicable Extended Outside Date.

“Extended Outside Date” has the meaning set forth in Section 2(b)(ii).

“Extension Amount” has the meaning set forth in Section 2(b)(ii).

“Extension Election” has the meaning set forth in Section 2(b)(ii).

“Final Escrow Redemption Date” means the Initial Escrow Redemption Date or, if the Outside Date is extended pursuant to Section 2(b)(ii), such then applicable Extended Escrow Redemption Date.

“Final Outside Date” means February 14, 2017 or, if such day is not a Business Day, the first following day that is a Business Day.

“Indemnified Person” has the meaning set forth in Section 5.

“Initial Escrow Redemption Date” means September 21, 2016.

“Initial Outside Date” means September 17, 2016.

“Initial Required Escrow Amount” means $1,003,895,833.33, being an amount equal to the Special Mandatory Redemption Price for all Notes on the Initial Escrow Redemption Date (including accrued interest from the Issue Date to, but excluding, the Initial Escrow Redemption Date).

“Issue Date” has the meaning assigned to such term in the Indenture.

“Offering Memorandum” means the Offering Memorandum dated August 8, 2016 relating to the offering of the Notes.

“Outside Date” means the Initial Outside Date or, if the Outside Date is extended pursuant to Section 2(b)(ii), such then applicable Extended Outside Date.

“Parent” means Hilton Worldwide Finance LLC, a Delaware limited liability company.

“Release” has the meaning set forth in Section 3(a).

“Release Request” has the meaning set forth in Section 3(a).

“Representative Officer” means any officer of the Escrow Agent who has direct responsibility for the administration of this Agreement and shall also mean any other officer of the Escrow Agent to whom any matter related to this Agreement is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Required Escrow Amount” means, on any date, (a) the Initial Required Escrow Amount, or (b) if the Outside Date has been extended pursuant to Section 2(b)(ii) as of such date, an amount equal to the Initial Required Escrow Amount plus the aggregate of the Extension Amounts for each Extension Election occurring on or prior to such date.

“Restricted Subsidiary” has the meaning assigned to such term in the Indenture.

“Secured Obligations” has the meaning set forth in Section 6(a).

“Special Mandatory Redemption” means the obligation of the Issuers to redeem all of the Notes pursuant to Section 3.08 of the Indenture.

“Special Mandatory Redemption Date” means the date specified in an Escrow Redemption Notice to redeem all the Notes that is not more than three Business Days following the date such Escrow Redemption Notice is provided pursuant to this Agreement (and in any event no later than the Final Escrow Redemption Date).

“Special Mandatory Redemption Price” means a price equal to 100.0% of the principal amount of the Notes to be redeemed on any Special Mandatory Redemption Date, plus accrued and unpaid interest thereon from the Issue Date, or from the most recent date to which interest has been paid or provided for, to, but excluding, such Special Mandatory Redemption Date.

“Surviving Issuer” means Hilton Domestic Operating Company Inc., a Delaware corporation.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. Escrow Account; Escrow Agent; Extensions.

(a) Appointment of the Escrow Agent. The Issuers hereby appoint Wilmington Trust, National Association, as Escrow Agent in accordance with the terms and conditions set forth herein, and Wilmington Trust, National Association hereby accepts such appointment subject to the terms and conditions set forth herein.

(b) Establishment of Escrow Account; Extensions.

(i) Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish a segregated escrow account in the name of the Trustee entitled “Hilton Escrow Issuer LLC—Escrow Account” Account #117647-000 (the “Escrow Account”), (B) the Initial Purchasers, at the direction of the Issuers (which direction is hereby given), shall deposit with the Escrow Agent, for credit to the Escrow Account, the gross proceeds from the sale of the Notes, and (C) the Issuers shall deposit with the Escrow Agent, for credit to the Escrow Account, the Additional Amount (the amounts referred to in clauses (B) and (C), collectively, the “Escrow Funds”). The Issuers, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the UCC, including Section 9-305 and Section 8-110 thereof.

(ii) The Issuers may, from time to time by written notice to the Trustee and the Escrow Agent (an “Extension Election”) delivered not later than one Business Day prior to, in the case of the first such Extension Election, the Initial Outside Date, and thereafter, the Extended Outside Date then in effect, make an election to extend the Outside Date then in effect to a date (the “Extended Outside Date”) specified by the Issuers in such notice, so long as, substantially concurrently with the provision of such notice and in any event prior to the then applicable Outside Date, the Issuers deposit or cause to be deposited with the Escrow Agent (or direct the deposit of) an amount in cash sufficient (as determined solely by the Escrow Issuers) (an “Extension Amount”), when taken together with the amount of funds then on deposit in the Escrow Account, to pay an amount equal to 100.0% of the principal amount of the Notes plus accrued and unpaid interest on the Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for, to, but excluding, the Extended Escrow Redemption Date based on such Extended Outside Date; provided that in no event shall the Outside Date as so extended be later than the Final Outside Date.

(iii) The Escrow Agent shall accept the Escrow Funds, as well as any Extension Amount that may become payable pursuant to Section 2(b)(ii), and shall hold such funds and the proceeds thereof in the Escrow Account. All amounts so deposited, including any amounts invested in Eligible Investments pursuant to this Section 2(b)(iii), and the interest on, and dividends, distributions and other payments or proceeds in respect of, any such deposits or invested amounts, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.”

The Escrow Agent shall invest any portion of the Escrowed Property that is cash in any Eligible Investments maturing on or before the then applicable Outside Date, as may be directed jointly by the Issuers in writing from time to time. If and until the Escrow Agent receives a different joint written direction, the Issuers hereby direct the Escrow Agent to invest any cash credited to the Escrow Account in accordance with Annex IV hereto. In selecting any Eligible Investments for investment, the Issuers shall determine that the proceeds thereof at maturity or withdrawal, which shall occur on or before the then applicable Outside Date), when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide funds to the Escrow Agent in an amount at least equal to the then applicable Required Escrow Amount. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property held therein by the Escrow Agent shall be under the “control” (within the meaning of Section 9-104 of the UCC) of the Trustee for the benefit of itself and the Holders of the Notes.

(iv) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof, from the sale or liquidation of any Eligible Investment required pursuant to the terms hereof, or any shortfall in the value of the Escrowed Property that might result therefrom.

(c) Escrow Agent Compensation; Expense Reimbursement.

(i) [Reserved]

(ii) The Issuers, jointly and severally, shall reimburse the Escrow Agent, upon request, for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. Except as set forth in Section 3(b) and Section 3(e), the Escrow Agent shall be paid any such expenses owed to it directly by or on behalf of the Issuers and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 Business Days’ prior written notice to the Issuers and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records and other documents in the Escrow Agent’s possession relating to the Escrowed Property or this Agreement, in each case to a successor escrow agent mutually approved by the Issuers and the Trustee (which approvals shall not be unreasonably withheld or delayed) and to an account under the control of the Trustee, provided that the “securities intermediary’s jurisdiction” of such successor escrow agent shall be the State of New York for purposes of the UCC, including Section 9-305 and Section 8-110 thereof, and (ii) the Issuers, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Holders of the Notes and the Trustee than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Issuers and the Trustee, the Escrow Agent may apply at the expense of the Issuers to a court of competent jurisdiction for the appointment of a successor escrow agent.

Section 3. Release of Escrowed Property.

(a) If at any time on or prior to 10:00 a.m. (New York City time) on the then applicable Outside Date, the Issuers deliver to the Escrow Agent and the Trustee an Officer’s Certificate substantially in the form set forth in Annex I hereto (a “Release Request”) certifying that substantially concurrently with or, in the case of clause (i) below, promptly following, the release of the Escrowed Property from the Escrow Account (the “Release”):

(i) the Issuer Capitalization (as defined in the Indenture) shall be consummated;

(ii) each of the Issuers shall have merged with and into the Surviving Issuer, with the Surviving Issuer as the surviving entity, and the Surviving Issuer shall have assumed, pursuant to one or more supplemental indentures in the form attached to the Indenture, the obligations of the Issuers under the Indenture and the Notes;

(iii) the Company, Parent and each of Parent’s domestic Restricted Subsidiaries (other than the Issuers or the Surviving Issuer) that guarantees any Indebtedness (as defined in the Indenture) of Parent under the Credit Agreement on such day shall have become a Guarantor with respect to the Notes pursuant to one or more supplemental indentures in the form attached to the Indenture; and

(iv) the opinion of counsel contemplated by Section 3(n)(i) of the Purchase Agreement shall have been furnished to the Initial Purchasers and the Trustee (collectively, the “Escrow Conditions”),

the Escrow Agent shall liquidate all Escrowed Property then held by it and shall (A) pay out of the Escrowed Property, to the Representative for the account of the Initial Purchasers, $17,500,000 (which is the Deferred Discount payable by the Issuers pursuant to Section 2(d) of the Purchase Agreement), and (B) pay all remaining Escrowed Property then held by it to or for the account of (and at the direction of) the Issuers, in each case by wire transfer of immediately available funds in accordance with the instructions set forth in Schedule A of the Release Request no later than 10:00 a.m. (New York City time) on the Business Day immediately following the date such Release Request is delivered.

(b) If no later than 11:00 a.m. (New York City time) on the then applicable Outside Date, the Escrow Agent receives a written notice (i) from the Issuers to the Escrow Agent and the Trustee, to the effect that the Escrow Conditions will not be satisfied and that the Special Mandatory Redemption is to occur or (ii) from the Trustee, in each case substantially in the form set forth in Annex II hereto (an “Escrow Redemption Notice”), which notice shall set forth the Special Mandatory Redemption Date and the Special Mandatory Redemption Price, then the Escrow Agent shall liquidate all Escrowed Property then held by it and pay to the Trustee, to the extent of the proceeds of such liquidated Escrowed Property, an amount in cash equal to the aggregate Special Mandatory Redemption Price for all Notes specified in the Escrow Redemption Notice by wire transfer of immediately available funds in accordance with the instructions set forth in the Escrow Redemption Notice no later than noon (New York City time) on such Special Mandatory Redemption Date. Concurrently with such release to the Trustee, the Escrow Agent shall, to the extent of any excess Escrowed Property remaining after payment of the Special Mandatory Redemption Price:

(i) FIRST, pay to the Initial Purchasers the out-of-pocket expenses of the Initial Purchasers payable by the Issuers pursuant to Section 6 of the Purchase Agreement (in such amount and pursuant to such wire instructions as the Issuers shall notify the Escrow Agent in the Escrow Redemption Notice);

(ii) SECOND, pay to the Escrow Agent any amount owed at such time, if any, pursuant to Section 2(c) and Section 5 hereof; and

(iii) THIRD, pay any remaining amount of such excess Escrowed Property, after indefeasible payment in full of all the obligations under the Indenture, to the Issuers promptly (in such amount and pursuant to such wire instructions as the Issuer shall notify the Escrow Agent in the Escrow Redemption Notice) or as a court of competent jurisdiction may direct, in each case by wire transfer of immediately available funds in accordance with the instructions and amounts set forth in the Escrow Redemption Notice.

In the event that (A) neither a Release Request nor an Extension Election has been delivered by the Issuers pursuant to Section 3(a) prior to 10:00 a.m. (New York City time) on the applicable Outside Date and (B) an Escrow Redemption Notice has not been delivered by the Issuers pursuant to this Section 3(b) prior to 10:00 a.m. (New York City time) on the then applicable Outside Date, then the Trustee shall deliver an Escrow Redemption Notice to the Escrow Agent pursuant to this Section 3(b) prior to 11:00 a.m. (New York City time) to the effect that the Special Mandatory Redemption is to occur on the then applicable Final Escrow Redemption Date, which notice shall (1) set forth the Special Mandatory Redemption Price and (2) specify the Final Escrow Redemption Date as the Special Mandatory Redemption Date.

(c) If at any time the Escrowed Property has an aggregate value in excess of the then applicable Required Escrow Amount, the Escrow Agent, upon receipt of an Officer’s Certificate from the Issuers certifying as to such event and specifying the amount in excess of such Required Escrow Amount, shall cause the release of such excess Escrowed Property to or for the account of the Issuers, or at their direction, by wire transfer of immediately available funds in accordance with the instructions set forth in such Officer’s Certificate.

(d) Notwithstanding paragraphs 3(a), Section 3(b) and Section 3(c) above, but subject to paragraph 3(e) below, if the Escrow Agent receives a notice from the Trustee or an Issuer that a Default has occurred and is continuing, the Escrow Agent shall not release any Escrowed Property to the Issuers unless and until the Escrow Agent receives a notice from the Trustee that such Default is not continuing.

(e) Notwithstanding paragraphs 3(a), (b) and (c) above, if the Escrow Agent receives a written notice from the Trustee substantially in the form set forth in Annex III hereto (an “Acceleration Notice”) to the effect that the principal of, and accrued interest on, the Notes (the “Default Amount”) has become immediately due and payable pursuant to Section 6.02 of the Indenture, the Escrow Agent shall liquidate all Escrowed Property then held by it within one Business Day, and shall release to the Trustee for payment to the Holders of the Notes in accordance with Section 6.13 of the Indenture, to the extent of the proceeds of such liquidated Escrowed Property, an amount of Escrowed Property sufficient to pay the Default Amount. Concurrently with such release to the Trustee, the Escrow Agent shall, out of any excess Escrowed Property:

(i) FIRST, pay to the Initial Purchasers the out-of-pocket expenses of the Initial Purchasers payable by the Issuers pursuant to Section 6 of the Purchase Agreement (in such amount as the Issuers shall notify the Escrow Agent);

(ii) SECOND, pay to the Escrow Agent any amount owed at such time, if any, pursuant to Section 2(c) hereof and Section 5 hereof; and

(iii) THIRD, pay any remaining amount of such excess Escrowed Property to the Issuers,

in each case by wire transfer of immediately available funds in accordance with the instructions and amounts set forth in Schedule A to Annex III hereto.

Section 4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows:

(a) the Escrow Agent does not represent, warrant or guaranty to the Trustee or the Holders of the Notes from time to time the performance of the Issuers;

(b) the Escrow Agent shall have no responsibility to the Issuers, the Trustee or the Holders of the Notes from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent;

(c) the Issuers shall remain solely responsible for all aspects of the Issuers’ business and conduct;

(d) the Escrow Agent shall not be obligated to supervise, inspect or inform the Issuers or any third party of any matter referred to above; and

(e) the Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuers or the Trustee in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians; provided, that such nominees, correspondents, designees, subagents or subcustodians were chosen with due care by the Escrow Agent, or (v) for an amount in excess of the value of the Escrowed Property then credited to the Escrow Account.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Trustee’s and the Holders’ of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties (whether express or implied, and including fiduciary duties) on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Issuers, the Holders or any other party.

At any time the Escrow Agent may request in writing an instruction in writing from the Issuers (other than any disbursement pursuant to Section 3(e)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Issuers for acting without the Issuers’ consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after the Issuers receive the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Issuers.

The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement, and the reasonable fees and expenses of such counsel shall be paid by the Issuers, and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refrain from complying with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Issuers.

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

Section 5. Indemnity. The Issuers shall, jointly and severally, indemnify, hold harmless and defend the Trustee and the Escrow Agent and their respective directors, officers, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Trustee’s or the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent, under this Agreement, except to the extent that such liability, expense or claim shall have been caused by the gross negligence or willful misconduct of any such Indemnified Person. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

Section 6. Grant of Security Interest; Instructions to Escrow Agent.

(a) The Issuers hereby irrevocably grant a first priority security interest in and lien on, and pledge, assign, transfer and set over to the Trustee for its own benefit and the benefit of the Holders of the Notes, all of their respective right, title and interest in, to the extent applicable:

(i) the Escrow Account, and all “financial assets” (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Eligible Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2;

(ii) all “security entitlements” (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account;

(iii) all claims and rights of whatever nature which the Issuers may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other “securities intermediary” (as such terms are defined in Section 8-102(a) of the UCC);

(iv) all rights which the Issuers have under this Agreement and all rights they may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and

(v) all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing,

(collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Issuers under the Indenture, the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Issuers under the Indenture or the Notes to the Holders of the Notes or to the Trustee or any predecessor Trustee (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The Issuers shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Issuers’ right, title or interest in the Escrow Account or any Collateral.

(b) The Issuers and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Account for the sole and exclusive benefit of the Trustee on its behalf and on behalf of the Holders of the Notes to the extent specifically required herein; treat all property in the Escrow Account as “financial assets” (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Issuers pursuant to this Section 6 to cause the Trustee to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee;

(ii) promptly notify the Trustee if a Representative Officer of the Escrow Agent receives written notice that any Person other than the Trustee has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii) in addition to requesting disbursement of amounts held in the Escrow Account pursuant to and in accordance with Section 3, upon an Event of Default and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Issuers pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

(c) Any money collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 3(e). Neither the Trustee nor the Escrow Agent shall have any liability for any shortfall in the payment of Special Mandatory Redemption Price.

(d) The Issuers will execute and deliver or cause to be executed and delivered, or use their reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable, and shall direct the Trustee in writing to take all actions necessary on its part, to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. The Issuers also hereby authorize the Trustee to file any financing or continuation statements with respect to the Collateral in such jurisdictions and filing offices and containing such description of Collateral as are reasonably necessary in order to perfect the security interest granted herein without their respective signature (to the extent permitted by applicable law), and any such filing is hereby authorized to be made by the Initial Purchasers or their counsel on behalf of the Trustee. The Issuers shall pay all reasonable costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(e) Each of the Issuers hereby appoints the Trustee as attorney-in-fact with full power of substitution to do any act that such Issuer is obligated hereby to do, and the Trustee may, but shall not be obligated to, exercise such rights as such Issuer might exercise with respect to the Collateral and take any action in such Issuer’s name to protect the Trustee’s security interest hereunder.

(f) If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Trustee directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Issuers or any other person.

(g) The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(h) The Issuers hereby confirm that the arrangements established under this Section 6 constitute “control” by the Trustee of the Escrow Account (as such term is defined in Article 9 of the UCC). The Escrow Agent and the Issuers have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrow Account and the funds therein or credited thereto. Except as otherwise set forth herein, the Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein.

Section 7. Termination. This Agreement and the security interest in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Issuers under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent. At such time, upon the written request of the Issuers or the Surviving Issuer, the Escrow Agent shall deliver to the Issuers or the Surviving Issuer, as applicable, all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement and the Indenture. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrowed Property created by the Escrow Agent, and shall be at the sole expense of the Issuer.

Section 8. Security Interest Absolute. All rights of the Trustee for its own benefit and the benefit of the Holders of the Notes and security interests hereunder, and all obligations of the Issuers hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuers in respect of the Secured Obligations or of this Agreement.

Section 9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Issuers hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Issuers from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Escrow Agent nor the Trustee shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof; provided, for the avoidance of doubt, that the parties hereto may amend or supplement this Agreement without the consent of any Holder (as defined in the Indenture) in order to (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) to conform the text of this Agreement to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such section in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Agreement. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; or (iv) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4145

Attention: W. Thomas Morris, II

To the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4145

Attention: Hilton Notes Administrator

To the Issuers, the Surviving Issuer or the Company:

Hilton Worldwide Holdings, Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Facsimile: (703) 883-6188

Attention: Kristin A. Campbell, Executive Vice President and General Counsel

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Edgar J. Lewandowski

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f). Notwithstanding the foregoing, notices and other communications to the Trustee or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 9(f) shall not be deemed duly given and received until actually received by the Trustee or the Escrow Agent, as applicable, at its address set forth above.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i) Choice of Law; Submission to Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. EACH OF THE ISSUERS, THE TRUSTEE AND THE ESCROW AGENT HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. EACH ISSUER HEREBY WAIVES

PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UCC, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j) Representations and Warranties of Issuers. Each Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Issuers does not violate any applicable law or regulation to which the Issuers are subject and does not require the consent of any governmental or other regulatory body to which the Issuers are subject, except for such consents and approvals as have been obtained and are in full force and effect. The Issuers are, with respect to the Collateral delivered pursuant to this Agreement, the beneficial owners of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and are the only “entitlement holders” (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the “financial assets” (as defined in Section 8-102(a) of the UCC).

(k) Representations and Warranties of Escrow Agent and Trustee. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. The Trustee hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(l) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of any Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m) Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Trustee or the Issuers conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n) Survival of Provisions. All representations, warranties and covenants of the Issuers contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o) Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non- individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p) Security Advice. The Issuers acknowledge that regulations of the Comptroller of the Currency grant the Issuers the right to receive brokerage confirmations of the security transactions as they occur. The Issuers specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(q) Call Back Procedures. Concurrently with the execution of this Agreement, the Issuers shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 to this Escrow Agreement. The Escrow Agent is authorized to confirm each funds transfer instruction received in the name of the Issuers, whether in writing, by telecopier or otherwise, by confirming via telephone call-back to an authorized individual of the applicable party as evidenced in Exhibit A-1, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. Once delivered to the Escrow Agent, Exhibit A-1 may be revised, supplemented or rescinded only in writing signed by an authorized representative of the applicable party in the manner set forth herein or therein. Such revisions, supplements or rescissions shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) (or, if earlier, when countersigned by the Escrow Agent). If a revised Exhibit A-1 or a rescission of, or supplement to, an existing Exhibit A-1 is delivered to the Escrow Agent by an entity that is a successor-in-interest to an Issuer (such as the Surviving Issuer), such document shall be accompanied by additional documentation reasonably requested by the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable party (which, for the avoidance of doubt, shall be deemed to be satisfactory to the Escrow Agent if in the form of a certificate of merger of the applicable entity).

The Issuers agree that the security procedures set forth in this Section 9(q) are commercially reasonable. The Issuers understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay, except to the extent that such loss shall have been caused by the gross negligence or willful misconduct of the Escrow Agent as finally determined by a court of competent jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

[Signature Page to Escrow Agreement]

HILTON ESCROW ISSUER LLC

By:	/s/ Sean M. Dell’Orto
	Name:	Sean M. Dell’Orto
	Title:	President

Attest:

By:	/s/ Owen L. Wilcox
	Name:	Owen L. Wilcox
	Title:	Assistant Secretary

HILTON ESCROW ISSUER CORP.

By:	/s/ Sean M. Dell’Orto
	Name:	Sean M. Dell’Orto
	Title:	President

Attest:

By:	/s/ Owen L. Wilcox
	Name:	Owen L. Wilcox
	Title:	Assistant Secretary

[Signature Page to Escrow Agreement]

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF ISSUERS

Reference is made to that certain Escrow Agreement, dated as of August 18, 2016 (the “Escrow Agreement”), among Wilmington Trust, National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), Wilmington Trust, National Association, as trustee under the Indenture (as defined therein) (in such capacity, the “Trustee”), Hilton Escrow Issuer LLC, a Delaware limited liability company (the “Issuer”), and Hilton Escrow Issuer Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”). Each of the Issuers hereby designates each of the following persons as its authorized representatives for purposes of the Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such authorized representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this certificate (this “Exhibit A-1”) is attached, on behalf of each Issuer.

Name (print):	Alexandra Neely

Specimen Signature:	/s/ Alexandra Neely

Title:	Senior Director

Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: [ON FILE WITH ESCROW AGENT] Cell: [ON FILE WITH ESCROW AGENT]

E-mail (required): If more than one, list all applicable email addresses.	Email 1: [ON FILE WITH ESCROW AGENT] Email 2:

A-1

Name (print):	Frederick Schacknies

Specimen Signature:	/s/ Frederick Schacknies

Title:	Vice President

Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: [ON FILE WITH ESCROW AGENT] Cell: [ON FILE WITH ESCROW AGENT]

E-mail (required): If more than one, list all applicable email addresses.	Email 1: [ON FILE WITH ESCROW AGENT] Email 2:

Name (print):	Sean Dell’Orto

Specimen Signature:	/s/ Sean Dell’Orto

Title:	Senior Vice President

Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: [ON FILE WITH ESCROW AGENT] Cell:

E-mail (required): If more than one, list all applicable email addresses.	Email 1: [ON FILE WITH ESCROW AGENT] Email 2:

A-2

COMPLETE BELOW TO UPDATE EXHIBIT A-1: If the Issuers wish to update this Exhibit A-1, the Issuers must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes. Any updated Exhibit A-1 shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) of the Escrow Agreement (or, in each case, if earlier, when countersigned by the Escrow Agent) and shall supplement or entirely supersede and replace any prior Exhibit A-1 to the Escrow Agreement.

HILTON ESCROW ISSUER LLC

By:

Name:

Title:

Date:

HILTON ESCROW ISSUER CORP.

By:

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

Date:

A-3